certification

Ross Glotzbach, Principal Executive Officer, and Ryan S. Hocker, Principal Financial Officer of Longleaf Partners Fund Trust (the “Registrant”), each certify to the best of his knowledge that:

1.       The Registrant’s periodic report on Form N-CSR for the period ended December 31, 2024 (the “Form N-CSR”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.       The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Principal Executive Officer	Principal Financial Officer
Longleaf Partners Fund Trust	Longleaf Partners Fund Trust

/s/ Ross Glotzbach	/s/ Ryan S. Hocker
Ross Glotzbach	Ryan S. Hocker

Date: 3/10/2025	Date: 3/10/2025

This certification is being furnished to the Commission solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Form N-CSR filed with the Commission.